Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Hartford Creative Group, Inc.:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated October 15, 2025, relating to the consolidated financial statements of Hartford-Creative Group, Inc., which is included in this Registration Statement on the Form S-1.

We further consent to the reference to our firm under the heading “Experts” in the Registration Statement.

Rowland Heights, California

June 25, 2026